JOHN HANCOCK TAX-EXEMPT SERIES FUND


                        Establishment and Designation of
                        Class A Shares and Class B Shares
                            of Beneficial Interest of
                       John Hancock Tax-Exempt Series Fund
                            - Massachusetts Portfolio
                              - New York Portfolio
                                       and
            Instrument Changing Name of Series of Shares of the Trust

         The undersigned, being a majority of the Trustees of John Hancock Tax-Exempt Series Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Declaration of Trust dated March 24, 1987 of the Trust, as amended from time to time (the "Declaration"), do hereby divide the shares of beneficial interest (the "Shares") of the Massachusetts Portfolio and the New York Portfolio (each portfolio a "Series") of John Hancock Tax-Exempt Series Fund to create two classes of Shares of each series of the Trust effective, July 1, 1996 as follows:

         1. The two classes of Shares of each series of the Trust established and designated hereby are "Class A Shares," and "Class B Shares," respectively.

         2. Class A Shares and Class B Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration.

         3. The purchase price of Class A Shares and Class B Shares, the method of determining the net asset value of Class A Shares and of Class B Shares, and the relative dividend rights of holders of Class A Shares and of holders of Class B Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended and as in effect at the time of issuing such shares.

         4. All Shares of each series of the Trust issued prior to the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts shall be deemed Class A Shares, as the case may be, and the Trustees, acting in their sole discretion, may determine that Shares of either series of the Trust issued after such time are Class A Shares or Class B Shares, or Shares of any other class of any series of the Trust hereafter established and designated by the Trustees.

         The undersigned, being a majority of the Trustees of the Trust, do hereby amend the Trust's Declaration to the extent necessary to reflect the change of the names of Massachusetts Portfolio to John Hancock Massachusetts Tax-Free IncomeFund and New York Portfolio to John Hancock New York Tax-Free Income Fund, effective July 1, 1996.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 5th day of March, 1996.



/s/Edward J. Boudreau, Jr.
--------------------------------            --------------------------------
Edward J. Boudreau, Jr.                     William J. Cosgrove
as Trustee and not individually             as Trustee and not individually
34 Swan Road                                20 Buttonwood Place
Winchester, MA  01890                       Saddle River, NJ  07458



/s/Dennis S. Aronowitz
--------------------------------            --------------------------------
Dennis S. Aronowitz                         Bayard Henry
as Trustee and not individually             as Trustee and not individually
1216 Falls Boulevard                        214A Allandale Road
Fort Lauderdale, FL 33327                   Chestnut Hill, MA  02167-3200



/s/Richard P. Chapman, Jr.                  /s/Richard S. Scipione
--------------------------------            --------------------------------
Richard P. Chapman, Jr.                     Richard S. Scipione
as Trustee and not individually             as Trustee and not individually
107 Upland Road                             4 Sentinel Road
Brookline, MA  02146                        Hingham, MA  02043



                                            /s/ Edward J. Spellman
--------------------------------            --------------------------------
Gail D. Fosler                              Edward J. Spellman
as Trustee and not individually             as Trustee and not individually
4104 Woodbine Street                        259 C Commercial Blvd., Suite 200
Chevy Chase, MD 20815                       Lauderdale By the Sea, FL  33308




/s/Douglas M. Costle                        /s/Leland O. Erdahl
--------------------------------            --------------------------------
Douglas M. Costle                           Leland O. Erdahl
as Trustee and not individually             as Trustee and not individually
RR2 Box 480                                 8046 Mackenzie Court
Woodstock, VT 05091                         Las Vegas, NV  89129

/s/Richard A. Farrell                       /s/William F. Glavin
--------------------------------            --------------------------------
Richard A. Farrell                          William F. Glavin
as Trustee and not individually             as Trustee and not individually
50 Beacon Street                            56 Whiting Road
Marblehead, MA  01945                       Wellesley, MA 02181




/s/Patti McGill Peterson                    /s/John A. Moore
--------------------------------            --------------------------------
Patti McGill Peterson                       Dr. John A. Moore
as Trustee and not individually             as Trustee and not individually
54 E. Main Street                           P.O. Box 474
Canton, NY  13617                           Wicomico Church, VA  22579



/s/ John W. Pratt
--------------------------------
John W. Pratt
as Trustee and not individually
2 Gray Gardens East
Cambridge, MA  02138




         The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts provides that no Trustee, officer, employee or agent of the Fund or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Fund, save only that arising from bad faith, willful misfeasance, gross negligence, or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Fund if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Fund.

COMMONWEALTH OF MASSACHUSETTS )
                              )ss
COUNTY OF SUFFOLK             )



         Then personally appeared the above-named Edward J. Boudreau, Jr., Dennis S. Aronowitz, Richard P. Chapman, Jr., Douglas M. Costle, Richard S. Scipione, Edward J. Spellman, Leland O. Erdahl, Richard A. Farrell, William F. Glavin, John A. Moore, Patti McGill Peterson, and John W. Pratt, who each acknowledged the foregoing instrument to be his or her fee act and deed, before me, this 5th day of March 1996.


                                               /s/ Ann Marie Kalapinski
                                               -----------------------------
                                               Notary Public

                                               My Commission Expires: 10/20/00